INTEREST BEARING LOAN

The undersigned Beaver Parts Ltd. (the "Borrower") and Perpetual Industries Inc. (the “Lender”) agree as follows:

The Lender shall issue to the Borrower such amounts as shall be mutually agreed from time to time, whether on a regularly recurring basis or not, and these amounts shall accumulate as a loan from the Lender to the Borrower. Such loan amounts shall be clearly designated on invoices from the Borrower to the Lender prior to payments being issued.

In consideration of said issuances, the Borrower shall repay to the Lender the outstanding principal amount, plus cumulative non-compounding interest accruing at the rate of 9% per annum on the amount outstanding on each August 31 during the term of the loan. In the case of repayment in full other than on August 31, interest for the final year shall be prorated and applied to the then outstanding principal.

Maturity Date. Unless otherwise agreed in writing, the entire principal and interest shall be repaid on or before August 31, 2012 (the “Maturity Date”).

Proper Law and Attornment. This Agreement and all matters arising hereunder shall be governed by and construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein.

Non-Business Days. Whenever any payment hereunder (whether in regard to principal, interest or otherwise) shall become due on a day, which is not a business Day, the due date thereof shall be extended to the next succeeding Business Day. During an extension under this Section of any due date for payment of any principal sum, interest shall be payable to the date of actual payment of such principal sum at the rate payable hereunder.

Application of Payments. All payments made in respect of repayment shall be applied first to payment of interest and secondly to payment of principal.

Prepayment Privilege. The Borrower may repay all or any portion of the outstanding principal and accrued but unpaid interest at any time and from time to time without notice, penalty or bonus.

Notices. All notices and other communications required or permitted pursuant to or in relation to this Agreement shall be in writing and shall be:

(a)        personally served upon or faxed to the Borrower or the Lender, as the case may be, in which case such notice or other communication shall conclusively be deemed to have been given to the addressee at the time of service or actual receipt of fax transmission; or

(b)        communicated by regular mail posted in Canada to the addressee at the following respective addresses:

(1)        For the Borrower:

Beaver Parts Ltd.

4009 - 4th Street SE

Calgary, Alberta T2G 2W4

Attention: President

Fax: (403) 770-8122

(2)        For the Lender:

Perpetual Industries Inc.

110, 5-8720 Macleod Trail South

Calgary, Alberta T2H 0M4

Attention: President

Fax: (403) 770-8122

In which case such notice shall conclusively be deemed to have been given to the addressee thereof upon the third Business Day from the date of mailing in Canada. Each party hereby may, from time to time, by notice to the other parties, change its address for service.

Equitable Remedies. The Borrower acknowledges that damages may be an inadequate remedy for the breach or default in observance or performance of its obligations under this Agreement, and accordingly the Borrower agrees that in the event of an actual or anticipatory breach or default in observance of performance of any of its obligations hereunder, the same may be enforced by specific performance, injunction or such other equitable remedy, in lieu of damages, as the Lender may in its sole and absolute discretion consider advisable and as may be awarded by a court of competent jurisdiction.

Amendments. Neither this Agreement nor any provision hereof may be amended, waived, discharged, or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the amendment, waiver, discharge, or termination is sought.

Severability. If any covenant or obligation of any party contained herein, or if any provision of this Agreement or its application to any Person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement or the application of such covenant or obligation to Persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected, and each provision and each covenant and obligation contained in this Agreement shall be separately valid and enforceable, to the fullest extent permitted by law or at equity.

Parties in Interest. This Agreement shall enure to the benefit of and be binding on the parties hereto and their respective successors.

Assignment. The rights of the Lender under this Agreement shall not be assignable in whole or in part.

Time of the Essence. Time is expressly declared to be of the essence of this Agreement in respect of all payments to be made hereunder, the exercise of any redemption and conversion rights hereunder, and all covenants and agreements to be performed and fulfilled.

IN WITNESS WHEREOF the Borrower and the Lender have executed this Agreement as of the ___1st__ day of ___February___, 20_05__.

BEAVER PARTS LTD. Per: /s/ Robert Stiven PERPETUAL INDUSTRIES INC. Per: /s/ Brent Bedford

SCHEDULE A: AMENDMENT

The undersigned Beaver Parts Ltd. (the "Borrower") and Perpetual Industries Inc. (the “Lender”) agree that the attached Interest Bearing Loan agreement between the parties, dated February 1, 2005, is hereby amended as follows, and this document shall henceforth form Schedule A to the aforementioned agreement.

Additional term: “Security.”

The Borrower agrees to provide as security all of its assets, wherever held, including all present and future physical and intellectual property, such as but not limited to:

1.

Hardware, software, equipment, tools, furniture, fixtures, vehicles, and real estate.

2.

Data and documentation of any nature and in any media.

3.

Financial assets such as receivables, prepaids, cash and any negotiable instruments.

4.

Patents applied for or granted, including any re-issues, continuations in whole or part, divisions or combinations, renewals, re-examinations, extensions of same, and any future patents, patent applications, inventions, improvements, processes, manufacturing techniques, and manufacturing concepts.

5.

Registered and unregistered trademarks/service marks/design rights/copyrights.

6.

Samples, raw material, work in progress, finished goods, prototypes, packaging and any other inventory.

7.

Information and materials relating to purchasing, accounting and marketing, such as marketing plans, sales data, business methods, promotional material, cost and pricing information and customer lists.

8.

Information and materials relating to design, testing, research, development and manufacturing plans and activities.

Change to the section “Notices.”

 The Borrower’s address is amended to:

Beaver Parts Ltd.

4025 - 4th Street SE

Calgary, Alberta  T2G 2W4

Attention: President

Fax: (403) 770-8122

Change to the section “Amendments.”

Original wording “Neither this Agreement nor any provision hereof may be amended, waived, discharged, or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the amendment, waiver, discharge, or termination is sought.”

Replaced by the wording: “No change or modification of this Agreement shall be valid unless it is in writing and signed by each Party hereto and appended to the standing agreement as a new Schedule.”

IN WITNESS WHEREOF the Borrower and the Lender have agreed to this Amendment as of the 31st day of July, 2010.

BEAVER PARTS LTD. Per: /s/ Robert Stiven PERPETUAL INDUSTRIES INC. Per: /s/ Brent Bedford